Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
Belco Technologies Corporation	Delaware
Christiana Insurance, LLC	Vermont
Coastal Training Technologies Corp.	Virginia
DuPont Nutrition Biosciences ApS	Denmark
DuPont (Australia) Ltd.	Australia
DuPont (Changshu) Fluoro Technology Co., Ltd.	China
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Acquisition, LLC	Delaware
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asturias, S.L.	Spain
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Coordination Center N.V.	Belgium
DuPont de Nemours (Belgium) BVBA	Belgium
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Development S.A.	Switzerland
DuPont de Nemours Holding SA	Switzerland
DuPont de Nemours International S.A.	Switzerland
DuPont de Nemours Italiana S.r.l.	Italy
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Integration, LLC	Delaware
DuPont Iberica, S.L.	Spain

Name	Organized Under Laws Of
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International Operations SARL	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont NLco BV	The Netherlands
DuPont Operations (Luxembourg) SARL	Luxembourg
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Properties (Luxembourg) S.A.R.L	Luxembourg
DuPont Quimica de Venezuela, C.A.	Venezuela
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Trading (Shanghai) Co., Ltd.	China
E.I. DuPont Canada – Thetford Inc.	Canada
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
First Chemical Corporation	Mississippi
Holding DuPont S.A. de C.V.	Mexico
Howson Algraphy BV	The Netherlands
Initiatives de Mexico, S.A. de C.V.	Mexico
Innovalight Inc.	Delaware
MECS Inc.	Delaware
Pioneer Hi-Bred International, Inc.	Iowa
Solae L.L.C.	Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.